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                                                                    Exhibit 10.5

                              STANDSTILL AGREEMENT

     Standstill Agreement dated as of May 8, 2003 (this "Agreement") between American Access Technologies, Inc., a Florida corporation (the "Company") and Chatsworth Products, Inc., a Delaware corporation ("CPI").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Stock Purchase and Sale Agreement dated as of May 8, 2003 (the "Stock Purchase and Sale Agreement") between the Company and CPI, CPI has agreed to purchase from the Company, and the Company has agreed to sell to CPI, certain shares of newly issued shares of the Company's Common Stock, par value $.001 per share ("Common Stock").

     WHEREAS, the Company and CPI are entering into this Agreement to establish certain arrangements with respect to the relationships between them.

     WHEREAS, the Company believes that these arrangements will be in the best interests of the Company and all of its stockholders.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Company Voting Securities" shall mean, collectively, Common Stock, any preferred stock of the Company that is entitled to vote generally for the election of directors, any other class or series of Company securities that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock, Company preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Company securities that is entitled to vote generally for the election of directors.

     1.2 "Effective Date" means the date hereof.

     1.3 The "Combined Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of the Company had a meeting of the stockholders of the Company been duly held based upon a record date as of the measurement date if all Company Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

     1.4 The terms "beneficial ownership," "person" and "group" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof. The term "affiliate" shall have the meaning

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ascribed to such term pursuant to Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

     1.5 "Chatsworth Group" means CPI and any persons or entities controlled by or controlling CPI, collectively.

     1.6 "Termination Date" means the earlier to occur of: (i) the date of termination of that certain Manufacturing and Marketing Agreement of even date hereof between the Company and CPI (the "Manufacturing and Marketing Agreement"); or (ii) May 8, 2008.

     Section 2. Representations and Warranties.

     2.1 CPI represents and warrants to the Company as follows:

     (a) CPI is a corporation duly organized, validly existing and in good standing under the laws of Delaware. CPI has the power and authority to enter into this Agreement and perform its obligations hereunder.

     (b) This Agreement has been duly authorized, executed and delivered by CPI and constitutes the legal, valid and binding agreement of CPI, enforceable against it in accordance with the terms hereof.

     (c) Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or of any agreement or instrument to which CPI is bound or by which it is affected or of any charter documents of CPI .

     (d) As of the Effective Date, no shares of Common Stock are currently beneficially owned by any member of the Chatsworth Group, except for those shares of Common Stock acquired pursuant to the Stock Purchase and Sale Agreement.

     2.2 The Company represents and warrants to CPI as follows:

     (a) The Company is a validly existing corporation under the laws of the Florida and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof.

     (c) Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental

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agency or instrumentality, or of any agreement or instrument to which the
Company is bound or by which it is affected or of any charter documents of the Company.

     Section 3. Covenants with Respect to the Company Voting Securities and Other Matters.

     3.1 Acquisition of Company Voting Securities. Except as the same may be approved by the Board of Directors of the Company in a specific resolution to that effect adopted prior to the taking of such action, prior to five years from the date hereof, no member of the Chatsworth Group shall, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate beneficial ownership of Company Voting Securities by the Chatsworth Group to such number of Company Voting Securities that represents or possesses greater than 9.9% of the Combined Voting Power of Company Voting Securities.

     Notwithstanding the foregoing maximum percentage limitations, (A) no member of the Chatsworth Group shall be obligated to dispose of any Company Voting Securities beneficially owned in violation of such maximum percentage limitations if, and solely to the extent that, its beneficial ownership is or will be increased solely as a result of a repurchase of any Company Voting Securities by the Company or any of its subsidiaries if such repurchase was approved by the Board of Directors of the Company and (B) the foregoing shall not prohibit any purchase of Company Voting Securities directly from the Company (including pursuant to the exercise of rights, oversubscription rights or standby purchase obligations in connection with rights offerings by the Company). For purposes of calculating the maximum percentage limitations, all Company Voting Securities that are the subject of an agreement, arrangement or understanding pursuant to which the Chatsworth Group or any member thereof has the right to obtain beneficial ownership of such securities in the future (including, without limitation, the shares of Common Stock being sold after the date hereof under the Stock Purchase and Sale Agreement as long as the Stock Purchase and Sale Agreement constitutes a binding commitment to purchase and sell those shares) shall also be deemed to be outstanding and beneficially owned by the Chatsworth Group or the applicable member thereof. If the Manufacturing and Distribution Agreement between the parties of even date herewith shall be terminated, then the number "9.9%" set forth in this paragraph shall be adjusted automatically to the percentage of Company Voting Securities owned by CPI as of the date of such termination, but in no event shall such number be less than 9.9%.

     3.2 Distribution of the Company Voting Securities.

     (a) Except as the same may be approved by the Board of Directors of the Company in a specific resolution to that effect adopted prior to the taking of such action, no member of the Chatsworth Group shall, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Company Voting Security prior to the Termination Date, in a transaction that would result in a transfer to any person or group that, to the knowledge

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of the Chatsworth Group, upon consummation of such sale, transfer or disposition, would, directly or indirectly, have beneficial ownership of or the right to acquire beneficial ownership of such number of Company Voting Securities as represent greater than 9.9% of the Combined Voting Power, except in response to certain tender or exchange offers as permitted by Section 3.2(b).

     (b) Notwithstanding Section 3.2(a), on and after the eleventh business day after commencement of a tender or exchange offer made by a person who is not a member of the Chatsworth Group for outstanding Company Voting Securities (a "Qualifying Offer"), any member of the Chatsworth Group may tender or exchange any Company Voting Securities beneficially owned by it pursuant to such Qualifying Offer if the Qualifying Offer shall have been approved by the Board of Directors of the Company.

     3.3 Proxy Solicitations, etc. Prior to the Termination Date, no member of the Chatsworth Group shall solicit proxies, assist any other person in any way, directly or indirectly, in the solicitation of proxies, become a "participant" in a "solicitation" or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of the Board of Directors of the Company, submit any proposal for the vote of stockholders of the Company, recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of Company Voting Securities, in each case without the prior approval of the Board of Directors of the Company.

     3.4 No Voting Trusts, Pooling Agreements, or Formation of "Groups". Except as the same may be approved by the Board of Directors of the Company in a specific resolution to that effect adopted prior to the taking of such action, prior to the Termination Date, neither CPI nor any other member of the Chatsworth Group shall form, join or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other "group" other than the Chatsworth Group with respect to Company Voting Securities, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Company Voting Securities.

     3.5 No Solicitation of Bidders. Except as the same may be approved by the Board of Directors of the Company in a specific resolution to that effect adopted prior to the taking of such action, prior to the Termination Date no member of the Chatsworth Group shall directly or indirectly assist, encourage or induce any person to bid for or acquire outstanding Company Voting Securities which would result in such other person, directly or indirectly, beneficially owning in excess of 5.0% of the Combined Voting Power of Company Voting Securities, provided, however, that the mere sale of Company Voting Securities by any member of the Chatsworth Group shall not constitute assisting, encouraging or inducing within the meaning of this Section 3.5.

     3.6 Material Transactions. Prior to the Termination Date, no member of the Chatsworth Group shall engage in any material transaction with the Company without the prior approval of the Board of Directors of the Company.

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     3.7 Non-Circumvention. Except as the same may be approved by the Board of
Directors of the Company in a specific resolution to that effect adopted prior to the taking of such action, prior to the Termination Date no member of the Chatsworth Group shall take any action, alone or in concert with any other person, to seek control of the Company or otherwise seek to circumvent the limitations of the provisions of Section 3 of this Agreement. Without limiting the generality of the foregoing, without such approval no member of the Chatsworth Group shall (i) present to the Company or to any third party any proposal that can reasonably be expected to result in a change of control of the Company or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Chatsworth Group, (ii) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions that would result in a change of control of the Company or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Chatsworth Group, or (iii) initiate, request, induce or attempt to induce or give encouragement to any other person to initiate any proposal that can reasonably be expected to result in a change of control of the Company or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Chatsworth Group.

     3.8 Confidential Material.

     (a) Definitions. For purposes of this Section:

          (i) The term "Confidential Material" means all information, whether oral, written or otherwise (including any information furnished prior to the execution of this Agreement) , furnished by the Company to any member of the Chatsworth Group or any of the Representatives (as defined below) , and all notes, reports, analyses, compilations, studies and other materials prepared by the Chatsworth Group or any of the Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing or based upon, in whole or in part, any such information, and the fact that such information has been delivered to the Chatsworth Group or any of its Representatives. The term "Confidential Material" does not include information which is or becomes generally available to the public other than as a result of a disclosure by any member of the Chatsworth Group or any of the Representatives in violation of this section or becomes available to any member of the Chatsworth Group or any of the Representatives on a non-confidential basis from any source that is not known by such member of the Chatsworth Group or such Representative to be bound by an obligation of confidentiality to the Company.

          (ii) The term "Representatives" shall mean any and all employees, agents, financial advisors, partners, affiliates or other representatives of any member of the Chatsworth Group.

     (b) Each member of the Chatsworth Group and each of the Representatives will preserve the confidentiality of the Confidential Material and will not disclose any of the Confidential Material in any manner whatsoever; provided, however, that (i) the Chatsworth Group may make any disclosure of such information to which the Company gives its prior

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consent, and (ii) any of such information may be disclosed to the
Representatives who need to know such information, and who are informed of the confidential nature of the Confidential Material and of the terms this Section
3.8 and who agree to keep such information confidential. In any event, the Chatsworth Group will be responsible for any actions by the Representatives, which are not in accordance with the provisions hereof.

     (c) If any member of the Chatsworth Group or any of the Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any Confidential Material or such person's opinion, judgment, view or recommendation concerning the Company as developed from the Confidential Material, the Chatsworth Group agrees (i) to promptly notify the Company of the existence, terms and circumstances surrounding such a request,
(ii) to the extent possible, to consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of counsel to the Chatsworth Group, the Chatsworth Group is legally compelled to disclose, and to cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

     (d) CPI hereby acknowledges on behalf of itself and all members of the Chatsworth Group (and agrees to advise the Representatives and members of the Chatsworth Group who are informed in accordance with the terms or this Section
3.8 as to the matters which are the subject of this Section 3.8), that the United States securities laws prohibit, in certain circumstances, any person who has received from an issuer material, non-public information, including certain information that may be part of the Confidential Material, while such information is non-public, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     (e) This Section 3.8 shall survive until the earlier of the Termination Date or two years following the date of termination of this Agreement.

     3.9 Right of First Refusal. Until the Termination Date, any member of the Chatsworth Group, unless the proposed sale is to take place on the NASDAQ Stock Market or any other market or stock exchange where the Common Stock trades, the following restrictions on sale shall apply and prior to the Chatsworth Group making any such offer to sell, sale or transfer of Company Voting Securities, shall give the Company the opportunity to purchase such Company Voting Securities in the following manner:

     (a) Any member of the Chatsworth Group intending to make such an offer, sale or transfer shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the number of Company Voting Securities proposed to be disposed of and the proposed price therefor, and any specific offer to purchase such Company Voting Securities theretofore received and then remaining open, identifying the offeror and setting forth all the terms of such offer (including price). For purposes hereof a bona fide third-party tender or

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exchange offer to purchase Company Voting Securities shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase.

     (b) The Company shall have the right, exercisable by written notice given by the Company to the party which gave the Transfer Notice within 10 business days after receipt of such Notice (or in the case of a tender or exchange offer, no later than 24 hours prior to the latest time by which Company Voting Securities must be tendered in order to be accepted pursuant to such offer or to quality for any proration applicable to such offer), to purchase all, but not a part of, the Company Voting Securities specified in such Notice for cash at the total purchase price set forth therein. If the purchase price specified in the Transfer Notice includes property other than cash, such purchase price shall be deemed to be the amount of any cash included in the purchase price plus the value (as jointly determined by a nationally recognized investment banking firm selected by each party or, in the event such firms are unable to agree, a third nationally recognized investment banking firm to be selected by them) of such other property included in such price. For this purpose:

     (i) The parties shall use their best efforts to cause any determination of the value of any securities included in the purchase price to be made within three business days after the date of delivery of the Transfer Notice. If the firms selected by CPI and the Company are unable to agree upon the value of any such securities within such three-day period, the parties shall promptly select a third firm whose determination shall be conclusive.

     (ii) The parties shall use their best efforts to cause any determination of the value of property other than securities to be made within seven business days after the date of delivery of the Transfer Notice. If the firms selected by CPI and the Company are unable to agree upon a value within such seven-day period, the parties shall promptly select a third firm whose determination shall be conclusive.

     (iii) The date on which the Company must exercise its right of first refusal shall be extended until three business days after the determination of the value of property included in the purchase price if such property consists solely of securities or ten business days after the determination of such value if other property is included.

     (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Company Voting Securities with respect to which such right has been exercised shall take place within 15 calendar days (or if approval of such purchase by the Company's shareholders is required by law or pursuant to any stock exchange rule or policy, within 60 calendar days) after the Company gives notice of such exercise. Upon exercise of its right of first refusal, the Company shall be legally obligated to consummate the purchase contemplated thereby, shall use its best effort to secure all approvals required in connection therewith.

     (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the party giving the Transfer Notice shall be free during the period of 90 calendar days following the expiration of such time for exercise to sell the Company Voting Securities specified in such Notice to the offeror identified therein at the price specified therein

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or at any price in excess thereof, provided, however, if the proposed sale is to take place on the NASDAQ Stock Market or any other market or stock exchange where the Common Stock trades, the following restrictions on such sale shall apply to each such sale transaction:

     (i) each such sale shall take place between 10:00 a.m. and 3:30 p.m. Eastern time, and

     (ii) each order to sell shall not be in excess of the amount of shares in the highest bid price offered and for a price less than that contained in the highest bid price, and

     (iii) sales in any day will not exceed the number of shares reported as sold in the prior trading day.

Section 4. Voting of Company Securities and Other Matters.

     4.1. (a) Each member of the Chatsworth Group that is a holder of record of Company Voting Securities shall be present, and each member of the Chatsworth Group that is a beneficial owner of Company Voting Securities shall cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company so that all Company Voting Securities owned of record or beneficially by the Chatsworth Group may be counted for the purpose of determining the presence of a quorum at such meetings.

     (b) Each member of the Chatsworth Group shall vote all Company Voting Securities owned of record by such member of the Chatsworth Group and shall cause all Company Voting Securities owned beneficially by such member of the Chatsworth Group to be voted with respect to the election or removal of directors of Company, and any other matter that may be presented to the stockholders of the Company, other than matters that would result in a change of control of the Company, in accordance with the recommendations of the Board of Directors of the Company, provided, however, that notwithstanding the foregoing any member of the Chatsworth Group may vote its Company Voting Securities with respect to any matter presented to the stockholders of the Company that would result in a change of control of the Company either (i) in favor of such matter if such matter was recommended by a majority of the Company's Board of Directors or (ii) against such matter.

     4.2 Reports Under the Exchange Act. With a view to making available to the Chatsworth Group the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Chatsworth Group to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

     (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it

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qualifies as a registrant whose securities may be resold pursuant to Form S-3,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

The parties agree that upon the date that Holder provides reasonable assurances that the Company Voting Securities held by each member of the Chatsworth Group can be sold pursuant to Rule 144, the Company shall permit the transfer and within 48 hours of receipt of such assurances (the "Delivery Date"): (i) instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Chatsworth Group; and (ii) deliver all required opinions and other documents and otherwise cooperate with the Chatsworth Group in effecting such transfer (the "Transfer Documents"). If the Company fails to timely deliver the Transfer Documents, the Company agrees to instruct its transfer agent to accept Transfer Documents prepared by CPI's counsel of choice in lieu of the Transfer Documents to be prepared by the Company or its agents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Chatsworth Group, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.2 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Chatsworth Group shall be entitled, in addition to all other available remedies, to: (i) an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required; and (ii) cash payments (the "Late Payments") as partial compensation for such delay or reduction of the ability of the Chatsworth Group to sell Company Voting Securities held by the Chatsworth Group (which remedy shall not be exclusive of any other remedies available at law or in equity). The Late Payments will be equal to the product of: (i) 2% of the purchase price paid for the Company Voting Securities purchased by such the Chatsworth Group; (ii) multiplied by a ratio the numerator of which is the number of Company Voting Securities requested by the Chatsworth Group to be sold under Rule 144 and the denominator of which is the aggregate number of the Company Voting Securities held by the Chatsworth Group. The Late Payments will: (i) accrue each day after the Delivery Date that the Company fails to perform under this section; (ii) be recalculated on a daily basis; and (iii) be paid to the Chatsworth Group in cash by wire transfer of immediately available funds within two business days after the applicable due date.

     Section 5. Registration Rights. The Company covenants and agrees as follows:

     5.1 Definitions. For purposes of this Section 5:

     (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

     (b) The term "Registrable Securities" means the shares of Common Stock purchased from the Company pursuant to the Stock Purchase and Sale Agreement.

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     (c) The term "Holder" means any member of the CPI Group who owns of record
Registrable Securities.

     5.2 Request for Registration.

     (a) If the Company shall at any time receive a written request from the Holders of at least 500,000 shares of Common Stock that the Company file a registration statement under the Act covering the registration of at least 500,000 shares of Common Stock, then the Company shall, within 10 days after the receipt thereof, give written notice of such request to all Holders, and shall, subject to the limitations of Section 5.2(b), effect as soon as practicable after the receipt of such request the registration under the Act of all Registrable Securities which the Holders request to be registered within 15 days after the mailing of such notice by the Company in accordance with Section 9.3.

     (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 5.2 and the Company shall include such information in the written notice referred to in Section 5.2(a). In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with the Company as provided in Section 5.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. The Company at its sole discretion may offer a right to participate in any registration statement filed pursuant to this Section 5.2 to other holders of Common Stock, and may itself participate in any registration statement filed pursuant to this Section 5.2. However, notwithstanding any other provision of this Section 5.2, if the offering is an underwritten offering and the lead managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares of Common Stock to be underwritten, then (subject to any contrary provisions in registration rights agreements executed by the Company prior to the date hereof) the total number of shares of Common Stock to be underwritten shall be reduced, with such reduction coming first from selling stockholders who are not Holders, and then from the Company. If further reduction is required, the Company shall so advise all Holders of Registrable Securities that would have otherwise been underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities sought to be registered by each Holder.

     (c) The Company is obligated to effect only two such registrations pursuant to this Section 5.2.

     (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 5.2 a certificate signed by the Chief

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Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

     5.3 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such Common Stock by the Company solely for cash (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, stock plan or employee benefit plan; a registration relating solely to the issuance of securities to the security holders of an acquired company in connection with an acquisition; or a registration on any form which does not permit inclusion of selling stockholders) , or the Company proposes to register any of its securities on behalf of a holder exercising demand registration rights similar to those set forth in Section 5.2, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 15 days after mailing of such notice by the Company in accordance with Section 9.3, the Company shall, subject to the provisions of Section 5.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

     5.4 Obligations of the Company. Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or such other period as may be required pursuant to Section 5.4(f) hereof.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of up to two (2) states as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this
Section 5.4, each Holder acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the registration statement until such time as an amendment to the registration statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus and ending at the time the Company gives the Holder notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for periods aggregating no more than 60 days in respect of any registration and, in any event, the 120-day period of effectiveness referred to in Section 5.4(a) shall be extended one day for each day that sales are suspended under this Section 5.4(f).

     5.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

     5.6 Expenses of Demand Registration. All expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 5.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration begun pursuant to Section 5.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall reimburse the Company promptly for all such reasonable expenses). In no event shall the Company be obligated to bear any underwriting discounts or commissions relating to registrable Securities or the fees and expenses of counsel to the selling Holders.

     5.7 Expenses of Piggyback Registration. The Company shall bear and pay all expenses incurred by or on behalf of the Company in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 5.3 for each Holder, including, without limitation, all registration, filing, and qualification fees, printing and accounting fees and fees and disbursements of counsel for the Company relating or allocable thereto, but excluding any underwriting discounts or commissions relating to Registrable Securities and the fees and disbursements of counsel to the selling Holders.

     5.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 5.3 to include any of the Holders' Registrable Securities in such underwriting or the registration statement relating thereto unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If the total amount of securities, including Registrable Securities, requested by Holders and other stockholders to be included in such offering exceeds the amount of securities offered other than by the Company that the underwriters reasonably believe can be offered without jeopardizing the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. To achieve any necessary reduction in the securities to be sold, the securities to be excluded from the offering shall first be selected (in each case, pro rata among such class of holders according to the total amount of securities proposed to be included in the registration statement or in such other proportions as shall mutually be agreed to by such class of holders) in the following order (subject to any contrary provisions in registration rights agreements executed by the Company prior to the date hereof): (i) first, securities being included on behalf of holders other than members of the Chatsworth Group shall be excluded, except for securities of holders referred to in clause (iii) below; (ii) next, if additional securities must be excluded, Registrable Securities included pursuant to Section 5.3 shall be excluded; (iii) thereafter, if additional securities must be excluded, securities included on behalf of a holder exercising demand registration rights similar to those set forth in Section 5.2 shall be excluded; and (iv) finally, if additional securities must be excluded, securities offered by the Company shall be excluded.

     5.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

     5.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 5:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the affiliates of such Holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof) , and each other person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") : (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto and all material incorporated therein, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus) , or (iii) any violation or alleged violation by the Company under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law relating to the offer or sale of securities; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this section 5.10(b) exceed the gross cash proceeds actually received by such Holder pursuant to any public offering of the Registrable Securities in connection with such registration statement.

     (c) Promptly after receipt by an indemnified party under this Section 5.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section

5.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 5.10. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party,
(ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party,
(iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

     (d) If the indemnification provided for in this Section 5.10 is unavailable to an indemnified party in respect of any Violation (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Violations, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Violations as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Violations shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 5.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.10(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company and the holders under this Section 5.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5.

     (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

     5.11 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 5 may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if (i) such transferee or assignee is a member of the Chatsworth Group and (ii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     5.12 Waiver Procedures. The observance by the Company of any provision of this Section 5 may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

     5.13 "Market Stand-off" Agreement. Any Holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such Holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 120 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop- transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

     Section 6. Term of Agreement; Certain Provisions Regarding Termination. Unless this Agreement specifically provides for earlier or later termination with respect to any particular right or obligation, this Agreement shall terminate if the Chatsworth Group shall, at any time (in compliance with this Agreement), sell or otherwise dispose of or otherwise cease to own Company Voting Securities such that the Chatsworth Group beneficially owns in the aggregate Company Voting Securities representing less than 2% of the Combined Voting Power of all Company Voting Securities (calculated in accordance with
Section 3.1 and including the shares of Common Stock which may be acquired from the Company pursuant to the Stock Purchase and Sale Agreement as long as such agreement is in effect). Notwithstanding the foregoing, the obligations of the Company and the Holder under Sections 5 through and including 9 shall terminate on the first date on which no Registrable Securities remain outstanding.

     Section 7. Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, CPI hereby consents (i) to the placement, in connection with the transactions contemplated by the Stock Purchase and Sale Agreement or otherwise within 10 business days after any Company Voting Securities become subject to the provisions of this Agreement, of the legend specified in Section 4.10(b) of the Stock Purchase and Sale Agreement on all certificates representing ownership of Company Voting Securities owned of record or beneficially by any member of the Chatsworth Group, until such shares are sold, transferred or disposed in a manner permitted hereby to a person who is not then a member of the Chatsworth Group, and (ii) to the entry of stop transfer orders with the transfer agent or agents of Company Voting Securities against the transfer of Company Voting Securities except in compliance with the requirements of this Agreement.

     Section 8. Remedies.

     (a) CPI and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as otherwise provided in Section 5.9 hereof, each party shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party (or its affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

     (b) In addition to any other remedy the Company may have under this Agreement or in law or equity, if any member of the Chatsworth Group shall acquire or transfer any Company Voting Securities in violation of this Agreement, such Company Voting Securities which are in excess of the number permitted to be owned or controlled by the Chatsworth Group or which have been transferred by a member of the Chatsworth Group in violation of the provisions of this Agreement may not be voted by the owner thereof or any proxy therefor.

     Section 9. General Provisions.

     9.1 Consent to Jurisdiction; Service of Process. This agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida without giving effect to any conflicts of law provisions. Each of the parties hereto irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding (collectively, "suit") arising out of this agreement shall be brought and adjudicated in the United States District Court for the Middle District of Florida or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in the State of Florida, (b) submits to the jurisdiction of any such court for the purposes of any such suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, any claim that it is not subject to the jurisdiction of the above courts, that such suit is brought in an inconvenient forum or that the venue of such suit is improper. Each of the parties also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 9.3.

     9.2 Additional Chatsworth Group Parties; Joint and Several Obligations. All of the obligations of the Chatsworth Group and its members hereunder shall be joint and several. Each member of the Chatsworth Group that shall become or have the right to become the beneficial owner, within the meaning and scope of
Section 3.1 hereof, of Company Voting Securities shall, promptly upon becoming such owner or holder, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement to the same extent as if it had signed this Agreement as an original signatory as a member of the Chatsworth Group; provided that failure to execute such an agreement shall not excuse such member's noncompliance with any provision of this Agreement. No member of the Chatsworth Group shall transfer securities to another member of the Chatsworth Group unless the transferee shall agree to be bound by this Agreement in the manner specified above in this Section 9.2.

     9.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made when delivered personally or by facsimile (with written confirmation of receipt) or three business days after having been sent by registered or certified mail, postage prepaid, return receipt requested, or one business day after having been sent by Federal Express or other comparable nationally recognized overnight courier service (receipt requested), as follows:

If to the Company:  American Access Technologies, Inc.
                    6689 Shands Rd.
                    Keystone, FL 32656
                    Attention: President
                    Fax: (___)
                              ----------------

With a copy to:     Joel Bernstein, Esq.
                    11900 Biscayne Blvd.
                    Suite 604
                    Miami, FL 33181
                    Fax: (___)
                              ----------------

If to CPI or any member of the Chatsworth Group:
                    Chatsworth Products, Inc.
                    31425 Agoura Road
                    Westlake Village, CA 91361-4614
                    Attn:  Chief Executive Officer
                    Fax: 818-735-6199

With a copy to:     Jeffrey P. Berg, Esq.
                    Luce, Forward, Hamilton & Scripps LLP
                    11755 Wilshire Boulevard
                    Suite 1600
                    Los Angeles, CA 90025
                    Fax:  310-481-5206

or to such other address as may be specified in a notice given pursuant to this
Section 9.3.

     9.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

     9.5 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto; provided, however, that any amendment executed by the Company must prior thereto be approved by the Board of Directors of the Company then in office.

     9.6 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     9.7 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

     9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     9.9 Adjustments Affecting Registrable Shares. The Company shall not take any action, or permit any change to occur, with respect to the Registrable Shares, which would adversely affect the ability of the Holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement.

     9.10 No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities, which is inconsistent with or limits or impairs the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof.

     9.11 Attorneys' Fees. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith, including on appeal therefrom.

     IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this Agreement, all as of the day and year first above written.

Company:

CHATSWORTH PRODUCTS, INC.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


AMERICAN ACCESS TECHNOLOGIES, INC.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------